Exhibit 99.1

Network Associates Reports Fourth Quarter Revenue of $269 Million

Increases Deferred Revenue to $486 Million; Adds 642,000 Net New Subscribers to McAfee Online Consumer Service

    SANTA CLARA, Calif., Jan. 27 /PRNewswire-FirstCall/ -- Network Associates, Inc. (NYSE: NET) today announced that for the fourth quarter ended Dec. 31, 2003, consolidated net revenue was $269 million. On a GAAP basis, Network Associates' fourth quarter net earnings were $41 million, or $0.24 per share -- diluted. Pro forma net earnings for the fourth quarter were $47 million, or $0.26 per share -- diluted.
    For the full year 2003, on a GAAP basis, Network Associates' net revenue was $933 million, and net earnings for the year were $67 million, or $0.40 per share -- diluted. Full year 2003 pro forma net earnings were $119 million, or $0.65 per share -- diluted.
    The company ended the quarter with cash and marketable securities totaling $787 million, up $4 million from the prior quarter, after spending $70 million to settle pending shareholder lawsuits.
    Deferred revenue for the fourth quarter hit a record high, gaining
$89 million to bring the total to $486 million.
    "Our strong sales performance is proof that the investments we have made in our world class proactive enterprise security solutions are paying off," said George Samenuk, chairman and CEO of Network Associates. "With over
100 new enterprise intrusion prevention customers in the fourth quarter we are seeing great demand for our innovative, next-generation security products."

    Operating Highlights
    Regarding the Company:

    Network Associates introduced McAfee Protect Plus, a new pricing and licensing program designed to reduce complexity and provide additional value to resellers and customers. The program has two components: McAfee Security Perpetual Plus, designed for small and medium businesses starting with 11 nodes; and McAfee Security Subscription Plus, designed for larger businesses, starting at 2000 nodes.
    In the fourth quarter, Network Associates continued to focus on security and streamlining the business, announcing plans to sell the Magic Solutions business unit to BMC Software. The 30-day window for the Hart-Scott-Rodino Anti-Trust Improvement Act review has passed and the company expects the deal to close in the first quarter of 2004.
    Also in the fourth quarter, Network Associates completed its restatement and announced a stock re-purchase program. With this program, the company may, over the next two years, purchase up to $150 million of its common stock in the open market. In the fourth quarter, Network Associates bought back 350,000 shares for approximately $5 million.
    Network Associates also received industry recognition, with chairman and CEO George Samenuk being awarded "Security CEO of the Year" by industry analyst firm Frost & Sullivan. Frost & Sullivan recognized Samenuk for his vision in entering the intrusion prevention market and the overall focus of the company since he took over as CEO in January of 2001.

    Regarding Products

    McAfee System Protection
    McAfee AVERT continued its position as a respected source for security research and information regarding virus outbreaks and vulnerabilities. McAfee AVERT reacted quickly to advise and alert Network Associates customers of several recently discovered vulnerabilities including the Mimail.c and Sober.c worms and the recent Microsoft vulnerabilities.
    Network Associates announced its McAfee Trusted Connection Strategy, a new program that focuses on ensuring the security compliance of all systems before they are connected to the corporate network. The McAfee Trusted Connection Strategy incorporates key partnerships with industry leading VPN, remote access, wireless and networking vendors. In support of this strategy, Network Associates also announced its participation in the Cisco Network Admission Control program.
    Network Associates continued to build upon its portfolio of award winning McAfee technology with several new products, including McAfee Entercept Desktop Edition, McAfee VirusScan PDA Enterprise for Microsoft Pocket PC and Windows Mobile devices, McAfee Desktop Firewall ASaP for enterprise desktop infrastructure, McAfee GroupShield 6.0 and McAfee SpamKiller 2.1 for Microsoft Exchange, and McAfee SpamKiller 2.0 and McAfee GroupShield 5.3 for Lotus Domino.
    In addition, Network Associates announced the beta release of the System Compliance Profiler, a new component of the market leading McAfee ePolicy Orchestrator (ePO). The System Compliance Profiler enables security professionals to quickly assess system security compliance, including the presence of Microsoft security patches and common operating environment compliance.
    Network Associates also recently announced that McAfee Entercept received the "NSS Approved" award in the first comprehensive Intrusion Prevention System (IPS) test by the NSS Group. McAfee Entercept scored excellent levels of performance across all host-based testing, including protection capability, performance under load and was able to both detect and prevent all of the evasion techniques used by NSS Group in the process.

    McAfee Consumer
    The McAfee Security Consumer group continued to demonstrate its market leadership position in online managed services by signing up more than 642,000 net new subscribers in the fourth quarter. This brings the total number of subscribers to more than 3.7 million and the average number of subscriptions per subscriber to 1.36. In the last year, Network Associates more than doubled its entire base of unique paid subscribers. This increase was the direct result of successful partnerships like those with AOL and Dell, as well as enhancements to the product line that made McAfee services easier to use and added essential new technologies such as spyware detection and removal.
    Network Associates' partnerships continued with momentum in the fourth quarter. Network Associates and MSN announced that McAfee VirusScan and McAfee Personal Firewall Plus are now available via the MSN Premium subscription service for broadband users. Network Associates and Cox Communications announced the addition of McAfee SpamKiller to the suite of online security products currently offered to Cox High Speed Internet customers. AOL announced that, through its alliance with Network Associates, it has blocked more than half a billion viruses from reaching its members since it launched automatic e-mail attachment screening last spring. The two companies together are now blocking roughly one million viruses each day from reaching AOL members via e-mail.
    McAfee Security further expanded its presence in the Japanese consumer marketplace through multiple channels including retail, OEM (NEC, Panasonic) and ISPs (KCOM), and introduced McAfee Personal Firewall Plus to global consumers through relationships with Telstra in Australia and AOL in the U.K., France and Germany.
    McAfee Consumer products continued to gain worldwide recognition as leading security solutions. McAfee SpamKiller 4.0 won "Best Antispam Software" in Computer Shopper's annual Top 100 Products list, noting that, "If you hate spam (and who doesn't?), SpamKiller is the best choice." McAfee Internet Security Suite 6.0 won Australian Netguide's "Star Performer" award as the only product to win perfect 5/5 star ratings across the board. McAfee VirusScan 8.0 was recognized as a "...streamlined virus fighter that's faster to install, easier to configure, and less of a resource hog than Symantec's Norton AntiVirus 2004," by CNET. The Associated Press highlighted McAfee Internet Security Suite 6.0 as being better than its competitors for "privacy protection and parental controls."

    McAfee Network Protection Solutions

    McAfee IntruShield
    The McAfee IntruShield product line continued to excel in third-party product testing during the fourth quarter, receiving, along with McAfee Entercept, one of the highest scores in the NSS Group's analysis of network IPS solutions. McAfee IntruShield received a perfect score in six categories, noting impeccable performance levels, with "100 percent of all attacks being detected and blocked under all load conditions." McAfee IntruShield was the only product to be tested up to 1.8 Gbps in prevention mode, nearly twice the bandwidth of other vendors, while blocking 100 percent of all attacks. Additionally, the findings of the comprehensive testing reported that the McAfee IntruShield appliance demonstrated "perfect performance" in out-of-box testing and required "no tuning to handle one million open connections."
    Network Associates also announced the formation of the industry's first Intrusion Prevention User Group designed to help customers leverage their positive experiences with Network Associates system- and network-based intrusion prevention technology, and gain insight into the technologies to enable customers to get the most effective return on their intrusion prevention technology investment.
    On the customer front, Network Associates announced that the U.S. Army Reserve Command will implement the McAfee IntruShield solution across its regional offices throughout the United States. Network Associates' McAfee IntruShield was selected as the preferred intrusion prevention solution provider for its protection against known and unknown security threats and Denial of Service (DoS) attacks in a single appliance.
    Network Associates also had several customer wins for IntruShield in the fourth quarter of 2003, including the U.S. House of Representatives and Devon Energy for the McAfee IntruShield solution.

    Sniffer Technologies
    Sniffer Technologies continued to innovate ahead of the market with new products that further extend the depth and breadth of Sniffer Technologies. The InfiniStream network management solution provides customers with the ability to troubleshoot data across high-speed Gigabit and Ethernet networks, and combines high-performance data capture, three terabytes of storage capacity, increased visibility, and best-in-class decodes and analysis of network traffic data. The Sniffer Portable Lab 10 GbE Analyzer extends the Sniffer Portable product line to customers requiring test and management tools for pre-production, leading edge network technologies.
    The Sniffer Technologies division continued to receive industry accolades for leading-edge technology and, for the third consecutive year, was recognized by Frost & Sullivan for its commitment to excellence in the LAN/WAN test and measurement market.
    Network Associates also demonstrated ongoing commitment to its Sniffer Technologies customer base with the continued support from McAfee Security AVERT. Since the spring of 2003, Sniffer Technologies has been delivering security filters as part of the McAfee Protection-in-Depth strategy. These filters enable Sniffer Portable, Sniffer Distributed and Netasyst network analyzer customers to detect and resolve attempts to exploit vulnerabilities or infected machines. As of the fourth quarter, more than 60,000 filters have been downloaded to add an additional layer of protection to customers.
    Network Associates had several competitive customer wins worldwide for Sniffer Technologies in the fourth quarter, including Verizon Wireless for the Sniffer Portable Analysis Suite; Omantel and Polska Telefonia Cyfrowa Polkomtel for InfiniStream Security Forensics; Elkview Coal Corporation, Lawsell Lundell, Celero Solutions, Western Energy Corporation and White Bear Lake School for the Netasyst network analyzer solution; Hughes Network Systems and TELUS Mobility for Sniffer Distributed; Department of Defense Tactical Networks for Sniffer Portable; PKO Bank Polski S.A. and Telstra Data and Transport for Sniffer Technologies s6040; Ameritrade Information Services for nPO Manager; and Defense Distribution Center for the nPO Solution.

    Financial Outlook
    Reflecting the effect of the planned sale of its Magic business, Network Associates expects first quarter net revenue to be between $208 million and $212 million, and pro forma net earnings to be $0.10 per share at the middle of the range. For the full calendar year 2004 the company has revised its full year guidance, also to reflect the planned sale of its Magic business, and expects net revenue to be between $915 million and $945 million, and pro forma net earnings to be between $0.67 and $0.72 per share.
    Pro forma net earnings excludes interest expense on convertible debt, amortization of purchased technology and intangibles expense, compensation charges relating to employee stock options, acquisition expenses, restructuring costs, retention bonuses and severance payments related to acquisitions, gain/loss on sale of assets or securities, gain/loss on redemption of debt, costs related to the restatement of the prior period financial statements, and expenses related to in process research and development.
    Network Associates is unable to provide a pro forma-to-GAAP reconciliation of projected first quarter 2004 or full year 2004 net earnings per share. Among other reasons, the amount of any compensation charge (credit) related to stock options depends on changes in the trading price of Network Associates' common stock. Network Associates estimates that every $1 increase, if any, over its stock price on Dec. 31, 2003, would have increased its fourth quarter stock-based compensation charge by approximately $0.5 million. With respect to the other items in the first quarter 2004 and full year 2004, it is estimated that (i) interest expense on convertible debt will be approximately $0.1 million and $0.3 million, respectively, and (ii) amortization expense will be approximately $3.5 million and $13.9 million, respectively, on intangibles and trademarks and $3.4 million and $12.3 million, respectively, on purchased technology. The estimate for interest expense on convertible debt assumes no change in Network Associates' stock price or the LIBOR interest rate from Dec. 31, 2003. The estimate for amortization expense does not include any future impairment of intangible assets with respect to previous acquisitions.
    The company will host a conference call today at 1:30 p.m. Pacific, 4:30 p.m. Eastern to discuss its quarterly results. Participants should call 888-396-5756 (U.S.), 773-756-0221 (international), pass code: NET. A Web cast of the call may also be found on the Internet at www.irconnect.com/net.
    Attendees should dial in at least 15 minutes prior to the conference call. A replay of the call will be available until Feb. 27, 2004 by calling 888-568-0634 (U.S.), 402-998-1534 (international).

    About Network Associates
    With headquarters in Santa Clara, California, Network Associates, Inc. creates best-of-breed computer security solutions that prevent intrusions on networks and protect computer systems from the next generation of blended attacks and threats. Offering two families of products, McAfee System Protection Solutions, securing desktops and servers, and McAfee Network Protection Solutions, ensuring the protection and performance of the corporate network, Network Associates offers computer security to large enterprises, governments, small and medium sized businesses, and consumers. For more information, Network Associates can be reached at 972-963-8000 or on the Internet at http://www.networkassociates.com/ .

    NOTE: Network Associates, McAfee, McAfee Protect Plus, McAfee Security Perpetual Plus, McAfee Security Subscription Plus, AVERT, McAfee Trusted Connection Strategy, Entercept, VirusScan, McAfee Desktop Firewall ASaP, GroupShield, SpamKiller, ePolicy Orchestrator, ePO, IntruShield, Sniffer, InfiniStream, Protection-in-Depth, Netasyst and nPO are registered trademarks or trademarks of Network Associates, Inc. and/or its affiliates in the U.S. and/or other countries. Sniffer brand products are made only by Network Associates, Inc. All other registered and unregistered trademarks in this document are the sole property of their respective owners.

    Forward-Looking Statements
    The foregoing contains forward-looking statements which include those regarding Network Associates' market strength, anticipated product demand and momentum entering 2004; its expected operating results for the first quarter and full year of 2004; anticipated benefits from its new pricing model; its planned product and service introductions; and the anticipated capabilities of its recently introduced or planned products; and its sale of the assets of its Magic Solutions business. Actual results may vary, perhaps materially, from those contained in the forward-looking statements and the expected results may not occur. The company may not capitalize on growth opportunities in new or existing markets, customers may not respond as favorably as anticipated to the company's new pricing model or the company may not satisfactorily anticipate or meet its customer's needs or expectations. In addition, the sale of the Magic Solutions business may not occur. Among other factors, actual results are also subject to customer and distributor demand fluctuations and macro and other economic conditions both in the U.S. and internationally; successful business and technological integration of its recent acquisitions; successful sales force coordination and execution; attracting and retaining qualified sales force and other personnel; and successful development, introduction and adoption by customers of new products and enhancements that meet customer demand. More information on risks and uncertainties related to Network Associates and its business may be found in filings with the SEC.

    Introduction to Tables
    Pro forma net earnings excludes interest expense on convertible debt, amortization of purchased technology and intangibles expense, compensation charges relating to employee stock options, acquisition expenses, restructuring costs, retention bonuses and severance payments related to acquisitions, gain/loss on sale of assets or securities, gain/loss on redemption of debt, costs related to the restatement of the prior period financial statements, and expenses related to in process research and development.


                            NETWORK ASSOCIATES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (Unaudited)

                                     Three Months Ended       Year Ended
                                        December 31,         December 31,
                                       2003      2002      2003       2002

    Net revenue                      $268,938  $269,525  $932,519  $1,043,044

    Cost of net revenue                38,470    38,898   138,257     161,558
    Amortization of purchased
     technology                         3,417     1,190    11,369       3,153

       Gross profit                   227,051   229,437   782,893     878,333

    Operating costs:

       Research and development (1)    46,519    42,920   184,606     148,801

       Marketing and sales (2)         96,201    89,828   363,306     397,747

       General and administrative (3)
                                       30,137    38,122   115,825     119,174

       Litigation settlement                0    70,000         0      70,000

       Amortization of intangibles      3,268     4,247    15,637      10,742

       Restructuring costs               (660)        0    22,204       1,116

       Restatement costs                  542         0     8,878           0

       In-process research and
        development                         0         0     6,600           0

       Acquisition retention bonuses
        and severance                   1,382         0     4,001           0

       Acquisition and other related
        costs                               0         0         0      16,026

         Total operating costs        177,389   245,117   721,057     763,606

       Income (loss) from operations   49,662   (15,680)   61,836     114,727

    Interest and other income, net      2,388     7,023    16,445      29,981
    Interest expense on convertible
     debt                              (1,116)   (2,506)   (7,543)    (25,085)
    Gain on sale of securities          1,260         0     1,260           0
    Gain on sale/disposal of assets
     and technology                         0         0        37      10,284
    Gain (loss) on redemption of
     debt                                   0         0    (2,727)         26

       Income (loss) before
        provision for (benefit from)
        income taxes,
        minority interest and
        cumulative effect of
        change in accounting
        principle                      52,194   (11,163)   69,308     129,933

    Provision for (benefit from)
     income taxes                      10,889        34    13,120        (274)

       Income (loss) before minority
        interest and cumulative        41,305   (11,197)   56,188     130,207
        effect of change in
        accounting principle

    Minority interest in income of
     consolidated subsidiaries              0         0         0      (1,895)

       Income (loss) before
        cumulative effect of change
        in accounting
        principle                      41,305   (11,197)   56,188     128,312

    Cumulative effect of change in
     accounting principle, net of
     tax                                    0         0    10,337           0

       Net income (loss)              $41,305  ($11,197)  $66,525    $128,312

    Net income (loss) per share -
     basic                              $0.26    ($0.07)    $0.41       $0.86
    Net income (loss) per share -
     diluted (4)                        $0.24    ($0.07)    $0.40       $0.80

    Shares used in per share
     calculation - basic              161,080   156,622   160,338     149,441
    Shares used in per share
     calculation - diluted            184,144   156,622   164,489     176,249


       (1) Includes stock-based compensation charges of $1,637 and $3,727 for the three months ended December 31, 2003 and 2002, respectively, and $5,157 and $3,963 for the twelve months ended December 31, 2003 and 2002, respectively.

       (2) Includes stock-based compensation charges of $1,856 and $2,214 for the three months ended December 31, 2003 and 2002, respectively, and $5,065 and $1,980 for the twelve months ended December 31, 2003 and 2002, respectively.

       (3) Includes stock-based compensation charges of $252 and $9,266 for the three months ended December 31, 2003 and 2002, respectively, and $2,285 and $16,461 for the twelve months ended December 31, 2003 and 2002, respectively.

       (4) In computing net income per share on a diluted basis for the three months ended December 31, 2003 and the twelve months ended December 31, 2002, net income has been increased to $44,297 and $140,354, respectively, which includes $2,991 and $12,042, respectively, for the after-tax amount of interest expense recognized in the period associated with the dilutive convertible securities. The shares used in net income per share on a diluted basis include an additional 19.1 million shares that would have been outstanding if the dilutive securities has been converted as of the beginning of the period.


                            NETWORK ASSOCIATES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (Unaudited)

                                                December 31,      December 31,
                                                     2003              2002

    Assets:
       Cash and marketable securities             $766,258        $1,013,709
       Restricted cash                              20,547            21,211
       Accounts receivable, net                    170,218           160,159
       Prepaid expenses and other current
        assets                                      97,616            52,238
       Assets held for sale                         24,719                --
       Property and equipment, net                 111,672            89,277
       Deferred taxes                              359,745           313,560
       Goodwill, intangibles and other
        long term assets, net                      569,723           395,333
             Total assets                       $2,120,498        $2,045,487


    Liabilities:
       Accounts payable                            $32,099           $29,948
       Accrued liabilities                         368,513           383,458
       Liabilities related to assets held
        for sale                                    19,719                --
       Deferred revenue                            467,876           329,195
       Convertible debt                            347,397           532,273
       Other long term liabilities                   1,181               445
             Total liabilities                   1,236,785         1,275,319

    Stockholders' Equity:
       Common stock                                  1,621             1,579
       Treasury stock                               (4,707)               --
       Additional paid-in capital                1,087,625         1,050,288
       Deferred stock-based compensation              (598)           (5,736)
       Accumulated other comprehensive
        income                                      33,368            24,158
       Accumulated deficit                        (233,596)         (300,121)
             Total stockholders' equity            883,713           770,168
             Total liabilities and
              stockholders' equity              $2,120,498        $2,045,487


                            NETWORK ASSOCIATES, INC.
                       PRO FORMA STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (Unaudited)

                                    Three Months Ended       Year Ended
                                       December 31,         December 31,
                                      2003      2002      2003       2002

       Net revenue                  $268,938  $269,525  $932,519  $1,043,044

       Cost of net revenue            38,470    38,898   138,257     161,558
       Amortization of purchased
        technology                         0         0         0           0

         Gross profit                230,468   230,627   794,262     881,486

       Operating costs:

         Research and development     44,882    39,193   179,449     144,838

         Marketing and sales          94,345    87,614   358,241     395,767

         General and administrative   29,885    28,856   113,540     102,713

         Litigation settlement             0         0         0           0

         Amortization of
          intangibles                      0         0         0           0

         Restructuring costs               0         0         0           0

         Restatement costs                 0         0         0           0

         In-process research and
          development                      0         0         0           0

         Acquisition retention
          bonuses and severance            0         0         0           0

         Acquisition and other
          related costs                    0         0         0           0

            Total operating costs    169,112   155,663   651,230     643,318

       Income from operations         61,356    74,964   143,032     238,168

       Interest and other income,
        net                            2,388     7,023    16,445      29,981
       Interest expense on
        convertible debt                   0         0         0           0
       Gain on sale of securities          0         0         0           0
       Gain on sale/disposal of
        assets and technology              0         0         0           0
       Gain (loss) on redemption of
        debt                               0         0         0           0

         Income before provision
          for income taxes            63,744    81,987   159,477     268,149

       Provision for income taxes     16,752    16,397    40,685      53,630

         Pro forma net income        $46,992   $65,590  $118,792    $214,519

       Net income per share -
        diluted                        $0.26     $0.35     $0.65       $1.20

       Shares used in per share
        calculation - diluted (1)    184,144   185,682   183,581     179,310

       (1) The above per share calculations treat outstanding convertible debt on an as-converted basis, resulting in an increase of 19.1 million shares for the twelve months ended December 31, 2003, and
          22.2 million and 3.1 million shares for the three months and twelve months ended December 31, 2002, respectively.

       The accompanying reconciliation of pro forma statements of operations to the condensed consolidated statements of operations is an integral part of the above pro forma financial information. The company believes that the above pro forma information is an additional meaningful measure of operating performance. However, this pro forma information will necessarily be different from comparable information provided by other companies and should not be used as an alternative to our operating results and other financial information as determined under accounting principles generally accepted in the United States of America.


                            NETWORK ASSOCIATES, INC.
           RECONCILIATION OF PRO FORMA STATEMENTS OF OPERATIONS TO THE
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (Unaudited)


                                       Three Months Ended      Year Ended
                                          December 31,        December 31,
                                         2003      2002      2003      2002

    Network Associates, Inc. pro forma
     net income                         $46,992   $65,590  $118,792  $214,519

     Amortization of purchased
      technology                         (3,417)   (1,190)  (11,369)   (3,153)

     Litigation settlement                    0   (70,000)        0   (70,000)

     Amortization of intangibles         (3,268)   (4,247)  (15,637)  (10,742)

     Stock compensation charge           (3,745)  (15,207)  (12,507)  (22,404)

     Restructuring costs                    660         0   (22,204)   (1,116)

     Restatement costs                     (542)        0    (8,878)        0

     In-process research and
      development                             0         0    (6,600)        0

     Acquisition retention bonuses and
      severance                          (1,382)        0    (4,001)        0

     Acquisition and other related
      costs                                   0         0         0   (16,026)

     Interest expense on convertible
      debt                               (1,116)   (2,506)   (7,543)  (25,085)

     Gain on sale of securities           1,260         0     1,260         0

     Gain on sale/disposal of assets
      and technology                          0         0        37    10,284

     Gain (loss) on redemption of debt        0         0    (2,727)       26

     Income tax benefits                  5,863    16,363    27,565    53,904

     Minority interest in income of
      consolidated subsidiaries               0         0         0    (1,895)

     Cumulative effect of change in
      accounting principle                    0         0    10,337         0


    Network Associates, Inc.
     consolidated net income (loss)     $41,305  ($11,197)  $66,525  $128,312


    Net income (loss) per share -
     diluted                              $0.24    ($0.07)    $0.40     $0.80

    Shares used in per share
     calculation -  diluted             184,144   156,622   164,489   176,249


    Historical Net Revenue by Segment

                                                      % of  % change  % change
                                            Q4'03     Total     Q/Q       Y/Y

    McAfee Security                        178,412     67%      14%       3%
       - Enterprise                         64,208     24%      18%       8%
       - SMB                                52,894     20%      -3%     -26%
       - Consumer                           61,310     23%      27%      43%

    Sniffer                                 63,070     23%      33%     -11%
    Magic                                   17,097      6%      19%      -4%
    IntruShield                              9,007      3%      66%       0%
    NAI Labs                                 1,352      1%     -46%     -67%
    PGP                                         --      0%       0%       0%

    NAI                                    268,938    100%      19%       0%


                                                      % of  % change  % change
                                            Q3'03    Total     Q/Q       Y/Y

    McAfee Security                        157,017     69%      6%       -2%
       - Enterprise                         54,346     24%      5%        9%
       - SMB                                54,288     24%     -3%      -18%
       - Consumer                           48,383     21%     21%        8%

    Sniffer                                 47,503     21%     -5%      -29%
    Magic                                   14,376      6%    -11%      -21%
    IntruShield                              5,441      3%    498%        0%
    NAI Labs                                 2,517      1%    -27%      -45%
    PGP                                         --      0%   -100%     -100%

    NAI                                    226,854    100%       4%     -11%


                                                      % of  % change  % change
                                            Q2'03    Total     Q/Q       Y/Y

    McAfee Security                        147,515     68%     -1%      -13%
       - Enterprise                         51,618     24%     -5%      -10%
       - SMB                                55,900     25%    -18%      -24%
       - Consumer                           39,998     19%     50%        3%

    Sniffer                                 49,921     23%      3%      -24%
    Magic                                   16,199      7%      6%      -11%
    IntruShield                                910      0%      0%        0%
    NAI Labs                                 3,433      2%     -8%      -16%
    PGP                                        308      0%    -77%      -94%

    NAI                                    218,286    100%      0%      -17%


                                                      % of  % change  % change
                                            Q1'03    Total     Q/Q       Y/Y

    McAfee Security                        149,479     68%    -14%      -12%
       - Enterprise                         54,465     24%     -8%       -1%
       - SMB                                68,364     32%     -4%      -12%
       - Consumer                           26,650     12%    -38%      -28%

    Sniffer                                 48,679     22%    -32%      -20%
    Magic                                   15,222      7%    -14%        8%
    IntruShield                                 --      0%      0%        0%
    NAI Labs                                  3,722      2%   -10%      -16%
    PGP                                       1,339      1%   -54%      -79%

    NAI                                     218,441    100%   -19%      -15%


                                                                       % change
                                                Q4 '02    % of Total     Q/Q

    McAfee Security                            173,526        64%         8%
       - Enterprise                             59,275        22%        18%
       - SMB                                    71,371        26%         8%
       - Consumer                               42,880        16%        -4%

    Sniffer                                     71,169        26%         6%
    Magic                                       17,761         7%        -3%
    IntruShield                                     --         0%         0%
    NAI Labs                                     4,154         2%       -10%
    PGP                                          2,915         1%       -19%

    NAI                                        269,525       100%         6%


                                                                      % change
                                                Q3 '02    % of Total     Q/Q

    McAfee Security                            161,040        64%        -5%
       - Enterprise                             50,027        19%       -12%
       - SMB                                    66,158        27%       -10%
       - Consumer                               44,855        18%        15%

    Sniffer                                     66,934        26%         2%
    Magic                                       18,236         7%         0%
    IntruShield                                     --         0%         0%
    NAI Labs                                     4,618         2%        13%
    PGP                                          3,602         1%       -35%

    NAI                                        254,430       100%        -3%


                                                                      % change
                                                Q2 '02    % of Total     Q/Q

    McAfee Security                            169,626        64%         0%
       - Enterprise                             57,037        21%         4%
       - SMB                                    73,693        28%        -5%
       - Consumer                               38,896        15%         5%

    Sniffer                                     65,939        25%         8%
    Magic                                       18,218         7%        29%
    IntruShield                                    -           0%         0%
    NAI Labs                                     4,083         2%        -8%
    PGP                                          5,575         2%       -12%

    NAI                                        263,441       100%         3%


                                                      Q1 '02        % of Total

    McAfee Security                                  169,721            66%
       - Enterprise                                   54,828            21%
       - SMB                                          77,700            31%
       - Consumer                                     37,193            14%

    Sniffer                                           61,045            24%
    Magic                                             14,138             6%
    IntruShield                                           --             0%
    NAI Labs                                           4,419             2%
    PGP                                                6,325             2%

    NAI                                              255,648           100%


SOURCE  Network Associates, Inc.
    -0-                             01/27/2004
    /CONTACT: media, Jennifer Keavney, +1-408-346-3607, or investors, Kelly Blough, +1-408-346-3481, both of Network Associates, Inc./
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             AP Archive:  http://photoarchive.ap.org
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    /Web site:  http://www.networkassociates.com /
    (NET)

CO:  Network Associates, Inc.
ST:  California
IN:  CPR NET HTS
SU:  ERN CCA ERP